SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              FORM 8-K/Amendment 3

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported) February 14, 2002

                                 eSAFETYWORLD, INC.
             (Exact name of registrant as specified in its charter)



                                     Nevada
         (State or other jurisdiction of incorporation or organization)



                  0-29511                         11-3496415
          (Commission File Number)          (IRS Employer Identification Number)


                                80 Orville Drive
                         Bohemia, New York 11716
                    (Address of principal executive offices)

                                 (631) 244-1454
              (Registrant's telephone number, including area code)

Item 4. Changes in Registrant's Certifying Accountant

(a)      Previous independent accountants
         --------------------------------

         (i) On February 14, 2002, Eichler Bergsman & Co., LLP ("Eichler") advised eSAFETYWORLD, Inc. ("Registrant") that it was resigning as Registrant's auditors (in a letter to Registrant reprinted below and filed as an exhibit hereto).

         (ii) Eichler's letter stated: "Please be advised that our decision is based on business reasons and not because of a disagreement with management regarding accounting principles."

         (iii) Subsequently, Registrant received letters from Eichler (reprinted below and filed as exhibits hereto) referring to, among other things, "disagreements."

         (iv) The report of Eichler on the Registrant's fiscal 2001 and 2000 financial statements contained no adverse opinion, disclaimer of opinion or modification of the opinion.

(b)      Letters from Eichler

         (i)      Eichler's First Letter dated February 14, 2002

A letter to Registrant dated February 14, 2002 ("Eichler's First Letter") from Eichler, stated in its entirety as follows:

                  "We are hereby resigning our appointment as auditors for the company. Please be advised that our decision is based on business reasons and not because of a disagreement with management regarding accounting principles.

                  Respectfully,"

         (ii)     Eichler's Second Letter dated February 15, 2002

A letter to Registrant dated February 15, 2002 ("Eichler's Second Letter") from Eichler, stated in its entirety as follows:

                    "This is in response to your telefax this morning of a draft 8-K. We believe that the disclosures in your letter are inadequate. We call your attention to subparagraph (iv) and
                    (v) of 304(a)(i) of Regulations 229.304. The draft 8-K does not comply with these subparagraphs.

                    (1) For example, for the June 30, 2001 annual year report we required changes in income recognition so as to comply with our understanding of acceptable accounting principles. Clearly, if such changes had not been resolved in accordance with our requirements, we would have then resigned or made reference to the subject matter of such disagreement giving an adverse opinion in our report,

                    (2) On February 11, 2002, we received trial balances, schedules, and a draft 10-Q for the December 31, 2001 second quarter. We had disagreements regarding the amount shown for goodwill, deferred contract costs (i.e., work in process), and loans, advances, and investments to individuals and companies related to insiders. While allowances and reserves for these items were increased, our concerns about these items contributed to our decision to resign and should be mentioned in the 8-K.

                    (3) Our letter to the Company's Audit Committee dated November 21, 2001 was delivered to you without our having received a copy of the NASD letter notifying you of the NASD's intention to delist the Company. The NASD letter is dated November 5, 2001 and we first received a copy of it on February 12, 2002. We withdraw out letter of November 21, 2001 and require that you so notify your Audit Committee.

                    Your response in the 8-K must note that one of the reasons for our resignation is that (1) your securing the November 21, 2001 letter from us without disclosing to us the NASD letter of November 5, 2001 and (2) your filing Form 12b-25 with estimates of revenues and net income from the June 30, 2001 fiscal year without first discussing with us the disclosure of such estimates has led us to conclude that we can no longer rely on management's representations. See subparagraph 2(B) and 2(D) of the aforesaid regulation.

                  Respectfully,"

         (iii)    Eichler's Third Letter dated February 27, 2002


A letter to the Securities and Exchange Commission dated February 27, 2002 ("Eichler's Third Letter") from Eichler (a copy of which was sent to Registrant by Eichler), stated in its entirely as follows:

                  "We have previously submitted a letter dated Feb. 15, 2002 to our former client, eSAFETYWORLD, Inc. (the "Company") after their forwarding to us a draft copy of Form 8-K, that the Company intended to file with the SEC regarding the change of accountants. A copy of that letter is attached. In that letter to the Company we stated that we believed that the disclosures in the draft 8-K (copy attached) were inadequate and did not explain our disagreements and reasons for our resignation in accordance with subparagraph (iv) and (v) of 304(a)(i) of Regulation 229.304. The following elaborates on the four concerns in that letter.

                  First, the 8-K did not reflect that if the changes we required in income recognition with respect to the June 30, 2001 annual report concerning complete reductions in the recognition of consulting fee income from other companies had not been made in accordance with our requirements, we would have then resigned or made reference to the subject matter of such disagreement giving an adverse opinion in our report. This disclosure is required in the 8-K in accordance with subparagraph (iv) of the Regulation.

                  Second, with respect to the Company's December 31, 2001 second quarter we received the Company's trial balances, schedules and a draft 10-Q on February 11, 2002. Upon reviewing this material we had disagreements regarding the amount shown for goodwill ("Acquired Intangible"), deferred contract costs and loans and advances to related individuals and investments in companies related to insiders. If the Company had not then agreed to substantially increase the allowances and reserves for these items, we would have then resigned. Notwithstanding the increased reserves for these items, our continuing concerns about these items contributed to our subsequent decision to resign. This disclosure is required to be set forth in the 8-K in accordance with subparagraph (iv) of the Regulation.

                  Third, our letter to the Audit Committee, dated November 21, 2001 (copy attached) was delivered to the Company without our having received a copy of the NASD letter of November 5, 2001 (copy attached) that notified the Company of the NASD's intention to delist the Company. Our firm first received the November 5, 2001 letter on February 12, 2002. In our February 15, 2002 letter to the Company we stated that the November 21, 2001 letter is withdrawn and that the Company's Audit Committee should be notified of our action. The Company's action in securing from us the November 21, 2001 letter without disclosing to us the NASD letter of November 5, 2001 is one of the primary reasons for our resignation and should be disclosed in the 8-K as required by subparagraph (v) of the Regulation.

                  Fourth, we did not see in advance or participate in the preparation of the Company's filing of the Form 12b-25 on September 28, 2001. In that filing, the Company included amounts for revenues and net income for the June 30, 2001 fiscal year without first discussing with us the disclosure of such amounts. Those amounts were first presented to us in trial balance and schedules, and then in a draft 10-K received approximately two days before the 12b-25 filing. Beginning shortly before September 28, 2001 we were beginning to question the Company's income recognition policy as it effected revenues and net income. For the 10-K filing we required substantial reductions in revenues and resultant net income, and would have then resigned if such reductions had not been made. We only learned that the 12b-25 contained the revenue and net income amounts when we read the reference to them on page 6 of the NASD letter of November 5, 2001 received by us on February 12, 2002. The failure to earlier disclose to us these amounts in that filing is another primary reason for our resignation. This disclosure is required under subparagraphs (iv) and (v) of the Regulation.

                  Based on the above we concluded that we can no longer rely on management's representations and that the foregoing should be disclosed in the 8-K.

                  Respectfully,"

(c) While Registrant did not consider the items referred to in Eichler's Second Letter or Third Letter as the subject matter of disagreements, particularly in light of Eichler's First Letter, Registrant has authorized Eichler to respond fully to the inquiries of Registrant's successor accountant with respect thereto. The matters referred to in Eichler's Second Letter and Third Letter were not the subject of discussion between Registrant's Audit Committee or Board of Directors and Eichler.

(d) Additionally, Registrant notes that prior to Eichler sending its November 21, 2001 letter (filed as an Exhibit hereto), referred to in paragraph (3) of Eichler's Second Letter and paragraph third of Eichler's Third Letter, Eichler was on notice that Registrant had received the NASDAQ Staff Determination dated November 5, 2001 concerning delisting.

(e)      New independent accountants
         ---------------------------

Registrant engaged Feldman Sherb & Co., P.C. ("Feldman Sherb") as its new independent accountants as of February 14, 2002. During the two most recent fiscal years and through February 14, 2002, Registrant did not consult Feldman Sherb regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant's consolidated financial statements, and no written or oral advice was provided to Registrant that was an important factor considered by Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" or "event" referred to in Eichler's Second Letter or Third Letter.

(f)      Exhibits

16.1     Letter from Eichler Bergsman & Co., LLP dated February 14, 2002
16.2     Letter from Eichler Bergsman & Co., LLP dated February 15, 2002
16.3     Letter from Eichler Bergsman & Co., LLP dated November 21, 2001
16.4     Letter from Eichler Bergsman & Co., LLP dated February 27, 2002
16.5     Letter from Eichler Bergsman & Co., LLP dated March 12, 2002
16.6     Letter from Feldman Sherb & Co., P.C. dated March 14, 2002


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this third amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                               eSAFETYWORLD, INC.

                              /s/ R. Bret Jenkins
                              --------------------
                           Name:  R. Bret Jenkins
                          Title:  Chief Financial Officer

Date: March 14, 2002